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                                    GUARANTY
                                 (Subsidiaries)


         This Guaranty dated as of December 29, 1997 ("Agreement"), is made by the undersigned subsidiaries of Queen Sand Resources, Inc., a Nevada corporation (each a "Guarantor"), in favor of Enron Capital & Trade Resources Corp., a Delaware corporation in its capacity as agent for the lenders described below ("Agent").

                                  INTRODUCTION

         This Agreement is given in connection with the Subordinated Revolving Credit Loan Agreement dated as of December 29, 1997 (as modified from time to time, the "Loan Agreement"), among Queen Sand Resources, Inc., a Nevada corporation ("Borrower"), the lenders who are or may become party thereto, and the Agent, the defined terms of which are used herein unless otherwise defined herein. It is a condition precedent to the effectiveness of the Loan Agreement that the Guarantors execute and deliver this Agreement to the Agent. Because each Guarantor is a Subsidiary of the Borrower, each Guarantor receives and expects to continue to receive financial and management support from the Borrower, and thus, each Guarantor will obtain substantial benefit from the extensions of credit expected to be made to the Borrower under the Loan Agreement.

         Therefore, to induce the Agent and the Lenders to enter into the Loan Agreement, the Guarantors jointly and severally agree with the Agent as follows:

Section 1.        Guaranty.

         1.1 The Guarantors irrevocably and jointly and severally guarantee to the Agent the full payment when due of (a) all principal, interest, fees, reimbursements, indemnifications, and other amounts now or hereafter owed by the Borrower to the Agent or any Lender (and with respect to the Interest Hedge Agreements, any Affiliates of any Lender) under the terms of the Loan Agreement and the other Loan Documents, including amounts owed under the terms of the Loan Agreement and the other Loan Documents for which the Borrower has obtained relief under bankruptcy or other laws providing for relief from creditors, and
(b) any increases, extensions, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the documents and agreements creating the foregoing obligations (collectively, the "Guaranteed Obligations"). This is a guaranty of payment and not merely a guaranty of collection, and each Guarantor is liable as a primary obligor. If any of the Guaranteed Obligations are not punctually paid when due, whether by maturity, acceleration, or otherwise, and the Agent shall notify any Guarantor of such default and make demand for payment hereunder, such Guarantor shall immediately pay to the Agent the full amount of the Guaranteed Obligations which are due and payable. Each Guarantor shall make each payment to the Agent in U.S. Dollars in immediately available funds as directed by the Agent. The Agent is hereby authorized at any time following any demand for payment hereunder to set off and apply any indebtedness owed by the Agent to any Guarantor against any and all of the obligations of such Guarantor under this Agreement. The Agent





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agrees to promptly notify such Guarantor after any such setoff and application, but the failure to give such notice shall not affect the validity of such setoff and application.

         1.2 This Agreement is subordinate to the Senior Debt in accordance with the terms of the Subordination Agreement.

Section 2.        Guaranty Absolute.

         2.1 This Agreement shall be deemed accepted by the Agent upon receipt, and the obligations of the Guarantors under this Agreement are effective immediately and are continuing and cover all Guaranteed Obligations arising prior to and after the date hereof. This Agreement may not be revoked by any Guarantor and shall continue to be effective with respect to Guaranteed Obligations arising or created after any attempted revocation by any Guarantor.

         2.2 Each Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Agreement and the other Loan Documents, regardless of any law, regulation, or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Agent with respect thereto. Each Guarantor agrees that such Guarantor's obligations under this Agreement shall not be released, diminished, or impaired by, and waives any rights which such Guarantor might otherwise have which relate to:

                  (a) Any lack of validity or enforceability of the Guaranteed Obligations, any Loan Document, or any other agreement or instrument relating thereto; any increase, reduction, extension, or rearrangement of the Guaranteed Obligations; any amendment, supplement, or other modification of the Loan Documents; any waiver or consent granted under the Loan Documents, including waivers of the payment and performance of the Guaranteed Obligations; or any sale, assignment, delegation, or other transfer of the Guaranteed Obligations or the Loan Documents;

                  (b) Any grant of any security or support for the Guaranteed Obligations or any impairment of any security or support for the Guaranteed Obligations, including any full or partial release, exchange, subordination, or waste of any collateral for the Guaranteed Obligations or any full or partial release of the Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations; any change in the organization or structure of the Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations; or the insolvency, bankruptcy, liquidation, or dissolution of the Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations;

                  (c) The manner of applying payments on the Guaranteed Obligations or the proceeds of any security or support for the Guaranteed Obligations against the Guaranteed Obligations;

                  (d) The failure to give notice of the occurrence of any of the events or actions referred to in this Section 2.2, notice of any default or event of default, however denominated, under the Loan Documents, notice of intent to demand, notice of demand, notice of presentment for



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payment, notice of nonpayment, notice of intent to protest, notice of protest, notice of grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, notice of bringing of action to enforce the payment or performance of the Guaranteed Obligations, notice of any sale or foreclosure of any collateral for the Guaranteed Obligations, notice of any transfer of the Guaranteed Obligations, notice of the financial condition of or other circumstances regarding the Borrower, any Guarantor, or any other Person liable for the Guaranteed Obligations, or any other notice of any kind relating to the Guaranteed Obligations (and the parties intend that no Guarantor by execution of this Agreement shall be considered a "Debtor" as defined in Section 9.105 of the UCC for the purpose of notices required to be given to a Debtor thereunder); or

                  (e) Any other action taken or omitted which affects the Guaranteed Obligations, whether or not such action or omission prejudices any Guarantor or increases the likelihood that any Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof--it is the unambiguous and unequivocal intention of each Guarantor that such Guarantor shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action, or omission whatsoever, whether contemplated or uncontemplated, and whether or not particularly described herein.

         2.3 This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment on the Guaranteed Obligations must be refunded for any reason including any bankruptcy proceeding. In the event that the Agent or any Lender must refund any payment received against the Guaranteed Obligations, any prior release from the terms of this Agreement given to any Guarantor by the Agent shall be without effect, and this Agreement shall be reinstated in full force and effect. It is the intention of each Guarantor that such Guarantor's obligations hereunder shall not be discharged except by final payment of the Guaranteed Obligations.

         2.4 (a) Each Guarantor is a Subsidiary of the Borrower and receives and, because of its ownership by the Borrower, expects to continue to receive business opportunities, financial support, and management support from the Borrower. Each Guarantor has agreed to enter into this Agreement so that the Borrower can receive the benefits of the Guaranteed Obligations and continue to provide these services to such Guarantor.

                  (b) In consummating the transactions contemplated by the Loan Documents, no Guarantor intends to disturb, delay, hinder, or defraud either present or future creditors of such Guarantor. Each Guarantor is familiar with, and has independently reviewed books and records regarding, the financial condition of the Borrower and is familiar with the value of the security and support for the payment and performance of the Guaranteed Obligations. Based upon such examination, and taking into account the fairly discounted value of such Guarantor's contingent obligations under this Agreement and the value of the subrogation and contribution claims such Guarantor could make in connection with this Agreement, and assuming each of the transactions contemplated by the Loan Documents is consummated and the Borrower makes full use of the credit facilities thereunder, the present realizable fair market value of the assets of such Guarantor exceeds the total obligations of such Guarantor, and such Guarantor is able to realize upon its assets and pay its obligations as such obligations mature in the normal course of business.




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                  (c) If notwithstanding the foregoing it is judicially
determined with respect to any Guarantor that entering into this Agreement would violate Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law, then such Guarantor shall be liable under this Guaranty only for amounts aggregating up to the largest amount that would not render such Guarantor's obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any state law.

                  (d) Each Guarantor agrees that each Guarantor shall have rights of contribution and subrogation against each other Guarantor with respect to any payments made in connection with the Guaranteed Obligations.

Section 3.        Unimpaired Collection.

         3.1 There are no conditions precedent to the enforcement of this Agreement, except as expressly contained herein. It shall not be necessary for the Agent, in order to enforce payment by any Guarantor under this Agreement, to show any proof of the Borrower's default, to exhaust the Agent's remedies against the Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations, to enforce any security or support for the payment or performance of the Guaranteed Obligations, or to enforce any other means of obtaining payment or performance of the Guaranteed Obligations. Each Guarantor waives any statutory or common law procedural or substantive rights related to the foregoing. Neither the Agent nor any Lender shall be required to mitigate damages or take any other action to reduce, collect, or enforce the Guaranteed Obligations.

         3.2 With respect to each Guarantor, all Subordinated Obligations of such Guarantor (as defined below) shall be subordinate and junior in right of payment and collection to the payment and collection in full of all Guaranteed Obligations as described below:

                  (a) As used herein, the term "Subordinated Obligations" for such Guarantor means: (i) all present and future indebtedness, liabilities, and obligations of any kind owed by the Borrower, any other Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations to such Guarantor, including (A) debt obligations, equity obligations, and other contractual obligations requiring payments of any kind to be made to such Guarantor and including (B) any right of subrogation (including any statutory rights of subrogation under Section 509 of the Bankruptcy Code, 11 U.S.C.
Section 509, or under state statutes), contribution, indemnification, reimbursement, exoneration, or any right to participate in any claim or remedy of the Agent against the Borrower, any Guarantor, or any Person liable for the payment or performance of the Guaranteed Obligations, or any collateral which the Agent now has or may acquire, and (ii) any increases, extensions, and rearrangements of the foregoing obligations under any amendments, supplements, and other modifications of the documents and agreements creating the foregoing obligations.

                  (b) Until all Guaranteed Obligations have been irrevocably paid in full (and therefore the payment thereof is no longer subject to being set aside or returned under the law), such Guarantor agrees not to take any action to enforce payment of the Subordinated Obligations of such



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Guarantor, but this standstill is not intended as a permanent waiver of the subrogation, contribution, indemnification, reimbursement, exoneration, participation, or other rights of such Guarantor.

                  (c) Upon any receivership, insolvency proceeding, bankruptcy proceeding, assignment for the benefit of creditors, reorganization, arrangement with creditors, sale of assets for creditors, dissolution, liquidation, or marshaling of the assets of the Borrower, any Guarantor, or any other Person liable for the payment or performance of the Guaranteed Obligations, (i) all amounts due with respect to the Guaranteed Obligations shall be paid in full before such Guarantor shall be entitled to collect or receive any payment with respect to the Subordinated Obligations of such Guarantor, and (ii) all payments to which such Guarantor would be entitled to collect or receive on the Subordinated Obligations of such Guarantor shall be paid over to the Agent for application to the Guaranteed Obligations.

                  (d) Following notice from the Agent to the Borrower that an Event of Default exists and that no further payments shall be made on the Subordinated Obligations of such Guarantor, all amounts due with respect to the Guaranteed Obligations shall be paid in full before such Guarantor shall be entitled to collect or receive any payment with respect to the Subordinated Obligations of such Guarantor.

                  (e) Any lien, security interest, or assignment securing the repayment of the Subordinated Obligations of such Guarantor shall be fully subordinate to any lien, security interest, or assignment in favor of the Agent or any Lender which secures the Guaranteed Obligations. At the request of the Agent, such Guarantor will take any and all steps necessary to fully evidence the subordination granted hereunder, including amending or terminating financing statements and executing and recording subordinations of liens.

                  (f) This is an absolute and irrevocable agreement of subordination and the Agent may, without notice to such Guarantor, take any action described in Section 2.2 without impairing or releasing the obligations of such Guarantor hereunder.

                  (g) Except for assignments made pursuant to guaranties of the Senior Debt, such Guarantor shall not assign or otherwise transfer to any other Person any interest in the Subordinated Obligations of such Guarantor without the prior written permission of the Agent and except for assignments made pursuant to guaranties of the Senior Debt, unless such Guarantor causes the assignee or other transferee to execute and deliver to the Agent a subordination agreement in sub stantially the form of the subordination provisions in this Agreement.

                  (h) If any amount shall be paid to such Guarantor in violation of this Section 3.2, such amount shall be held in trust for the benefit of the Agent and immediately turned over to the Agent, with any necessary endorsement, to be applied to the Guaranteed Obligations.

Section 4.        Miscellaneous.

         4.1 Each Guarantor hereby affirms and shall comply with the representations, warranties, and covenants made by the Borrower in the Loan Agreement to the extent that such representations,



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warranties, and covenants are applicable to such Guarantor, including all of the covenants in Articles 4 and 5 of the Loan Agreement.

         4.2 Each Guarantor agrees that this Agreement shall be governed by the laws of the State of New York. If any provision in this Agreement is held to be unenforceable, such provision shall be severed and the remaining provisions shall remain in full force and effect. All representations, warranties, and covenants of any Guarantor in this Agreement shall survive the execution of this Agreement and any other contract or agreement. If a due date for an amount payable is not specified in this Agreement, the due date shall be the date on which the Agent demands payment therefor. The Agent's and the Lenders' remedies under this Agreement and the Loan Documents to which any Guarantor is a party shall be cumulative, and no delay in enforcing this Agreement and the Loan Documents to which such Guarantor is a party shall act as a waiver of the Agent's or any Lenders' rights thereunder. The provisions of this Agreement may be waived or amended only in a writing signed by the party against whom enforcement is sought. This Agreement shall bind and inure to the benefit of each Guarantor and the Lender and their respective successors and assigns. No Guarantor may assign its rights or delegate its duties under this Agreement. The Agent and the Lenders may assign their rights and delegate its duties under this Agreement in accordance with the terms of the Loan Agreement. This Agreement may be executed in multiple counterparts each of which shall constitute one and the same agreement. Unless otherwise specified, all notices and other communications between such Guarantor and the Agent provided for in this Agreement and the Loan Documents to which such Guarantor is a party shall be in writing and shall be mailed by first class or express mail, postage prepaid, or sent by telex, telegram, telecopy or other similar form of rapid transmission, or personally delivered to the receiving party. Any communication so addressed and mailed shall be deemed to be given when so mailed and any notice so sent by rapid transmission shall be deemed to be given when receipt of such transmission is acknowledged or confirmed, and any communication so delivered in person shall be deemed to be given when receipted for by, or actually received by, an authorized officer of the Borrower or the Agent, as the case may be. All such communications shall be mailed, sent or delivered,

If to any Guarantor:

         [Guarantor]
         c/o Queen Sand Resources, Inc.
         3500 Oak Lawn Drive, Suite 380
         Dallas, Texas 75219
         Attn: Robert P.  Lindsay
         Telephone:        (214) 521-9959
         Telecopier:       (214) 521-9960




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         with a copy to:

         Queen Sand Resources, Inc.
         60 Queen Street, Suite 1400
         Ottawa, Canada KIP 5Y7
         Attn: Ronald Benn
         Telephone:        (613) 230-7211
         Facsimile:        (613) 230-6055

         and

         Haynes and Boone LLP
         901 Main Street, Suite 3100
         Dallas, Texas 75202
         Attn: William L.  Boeing
         Telephone:        (214) 651-5553
         Facsimile:        (214) 651-5940

If to the Agent:

         Enron Capital & Trade Resources Corp.
         1400 Smith Street
         Houston, Texas  77002
         Attn.: Donna Lowry
         Telephone:  (713) 853-1939
         Telecopier:  (713) 646-4039

         4.3 Any present or future Subsidiary of the Borrower may become a Guarantor under and a party to this Agreement by assuming in writing in favor of the Agent the liabilities of a Guarantor under this Agreement. Upon assuming the liabilities of a Guarantor under this Agreement such Subsidiary shall be deemed to be a Guarantor under this Agreement and a party to this Agreement for all purposes hereunder.

THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.




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         EXECUTED as of the date first above written.


                                       CORRIDA RESOURCES, INC.


                                       By:
                                              Robert P.  Lindsay
                                              Vice President


                                       NORTHLAND OPERATING CO.


                                       By:
                                               Robert P.  Lindsay
                                               Vice President




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